EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Great Lakes Aviation, Ltd.:

We consent to incorporation by reference in the registration statements Nos. 33-90926 and 333-75706 on Form S-8, and No. 333-38338 on Form S-3 of Great Lakes Aviation, Ltd. of our report dated March 31, 2008, relating to the balance sheets of Great Lakes Aviation, Ltd. as of December 31, 2007 and 2006, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Great Lakes Aviation, Ltd.

Our report on the financial statements refers to the adoption by the Company of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, and SFAS No. 123(R), Share Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Denver, Colorado

March 31, 2008